SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the registrant ☒   Filed by a party other than the registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement.
☐	Confidential, for use of the Commission only (as permitted by Rule 14-a6(e)(2)).
☒	Definitive proxy statement.
☐	Definitive additional materials.
☐	Soliciting material under Rule 14a-12.

EFJ, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction calculated pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement number:

(3)	Filing Party:

(4)	Date Filed:

EFJ, INC.

NOTICE OF 2006

ANNUAL MEETING OF STOCKHOLDERS

AND

PROXY STATEMENT

DATE:	Friday, August 25, 2006
TIME:	10:00 a.m.
PLACE:	The Tower Club
8000 Towers Crescent Drive
Vienna, VA 22182

July 25, 2006

Dear Stockholder:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of EFJ, Inc. The meeting will be held at The Tower Club, 8000 Tower Crescent Drive, Vienna, VA on Friday, August 25, 2006 at 10:00 a.m. (Eastern Time).

Details of the business to be conducted at this meeting are given in the attached Notice of Annual Meeting of Stockholders and proxy statement.

After careful consideration, our Board of Directors has approved the proposals set forth in the proxy statement and recommends that you vote for such proposals.

Representation of your shares at the meeting is very important. Accordingly, whether or not you plan to attend the meeting, we urge you to submit your proxy promptly by one of the methods offered. If you later wish to change your proxy vote, you may do so by revoking your proxy or voting in person at the meeting.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Michael E. Jalbert

Chairman of the Board

1440 Corporate Drive, Irving, TX 75038

EFJ, INC.

1440 Corporate Drive

Irving, TX 75038

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

AND

PROXY STATEMENT

To Be Held August 25, 2006

Dear Stockholders:

The 2006 Annual Meeting of Stockholders of EFJ, Inc. will be held at The Tower Club at 8000 Tower Crescent Drive, Vienna VA on Friday, August 25, 2006 10:00 a.m. (Eastern Time) for the following purposes:

1.	To elect two Class I directors to serve until the annual stockholders’ meeting in 2009 and until their respective successors have been elected and qualified.

2.	To act upon such other business as may properly come before this meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on July 18, 2006 are entitled to notice of and to vote at this meeting. A list of stockholders entitled to vote at this meeting will be available for inspection at our offices.

Whether or not you plan to attend this meeting in person, please vote your shares by signing, dating and returning the enclosed proxy promptly in the accompanying reply envelope. The prompt submission of your proxy will assist us in preparing for this meeting.

You may revoke your proxy in the manner described in the accompanying proxy statement at any time before it has been voted at the meeting. It may be possible for you to vote in person at the meeting even if you have returned a proxy. Please review the proxy statement for more information.

By Order of the Board of Directors,

Robert C. Donohoo

Secretary

July 25, 2006

i

EFJ, Inc.

1440 Corporate Drive

Irving, TX 75038

PROXY STATEMENT

2006 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this proxy statement?

We sent you this proxy statement and the enclosed proxy card because our Board of Directors (the “Board”) is soliciting your proxy to vote at the 2006 Annual Meeting of Stockholders. This proxy statement summarizes the information you need to know to cast an informed vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, date, sign, and return the enclosed proxy card.

Who is entitled to vote?

Stockholders of record on July 18, 2006 are entitled to vote. We began sending this proxy statement, the attached Notice of Annual Meeting and the enclosed proxy card on or about July 25, 2006 to all stockholders entitled to vote. The record date for those entitled to vote is July 18, 2006. At the close of business on July 18, 2006, there were 25,827,915 shares of our voting common stock eligible to vote. EFJ common stock is our only class of voting stock. We are also sending along with this proxy statement, our Annual Report for the year ended 2005, which includes our financial statements.

What constitutes a quorum?

The holders of a majority of the issued and outstanding shares of our common stock entitled to vote at the meeting must be present, in person or by proxy, in order to constitute a quorum. We can only conduct the business of the meeting if a quorum has been established. We will include proxies marked as abstentions and broker non-votes in determining the number of shares present at the meeting.

How many votes do I have?

Each share of our common stock that you own entitles you to one vote. The proxy card indicates the number of shares of EFJ common stock that you own.

How do I vote by proxy?

A proxy is voted when a stockholder signs the proxy card and the proxy card is submitted to the company. Tom Thomsen and Veronica Haggart are appointed as your representatives to vote your shares of common stock at the meeting. At the meeting, Tom Thomsen and Veronica Haggart will vote your shares as you instruct on your proxy card. Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy card in advance of the meeting just in case your plans change. Returning the proxy card will not affect your right to attend the Annual Meeting and vote.

If an issue comes up for vote at the meeting that is not on the proxy card, Tom Thomsen and Veronica Haggart will vote your shares of common stock covered by your proxy card in accordance with their best judgment. At the time this proxy statement went to press, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this proxy statement.

May I change my vote after I return my proxy?

Yes. If you give a proxy, you may change your vote at any time before it is exercised. You may change your vote in any one of three ways:

•	You may send EFJ’s Secretary another proxy with a later date.

•	You may notify EFJ’s Secretary in writing before the Annual Meeting that you have revoked your proxy.

•	You may attend the Annual Meeting and vote in person.

How do I vote in person?

If you plan to attend the Annual Meeting and vote in person, we will give you a ballot form when you arrive. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting.

What vote is required to approve the proposals?

Proposal 1:
Elect Two Directors	The nominees for director who receive the most votes will be elected.

What is the effect of Broker Non-Votes and Abstentions?

If your broker holds your shares in its name, the broker will be entitled to vote your shares on the Proposal even if it does not receive instructions from you. Abstentions will have no effect on the proposal to elect a director.

Will my shares be voted if I do not return my proxy card?

If you hold your shares in street name, generally the brokerage firm may only vote the shares which it holds for you in accordance with your instructions. However, if it has not received your instructions, the brokerage firm may vote your shares on matters pursuant to the rules of any national securities exchange which it is a member. If the brokerage firm cannot vote on a particular matter because it is not routine, there is a “broker non-vote” on that matter. Abstentions and broker non-votes will be treated as shares present, in person or by proxy, and entitled to vote for purposes of determining a quorum at the meeting.

We encourage you to provide instructions to brokerage firms by voting their proxy. This ensures the shares will be voted at the meeting.

YOU MAY HAVE GRANTED DISCRETIONARY VOTING AUTHORITY OVER YOUR ACCOUNT TO YOUR BROKER. YOUR BROKER MAY BE ABLE TO VOTE YOUR SHARES DEPENDING ON THE TERMS OF THE AGREEMENT YOU HAVE WITH YOUR BROKER.

Where do I find the voting results of the meeting?

We will announce preliminary voting results at the meeting. We will publish the final results in our first quarterly report on Form 10-Q following the Annual Meeting, filed with the Securities and Exchange Commission. You can get a copy by contacting our Investor Relations Department or the Securities and Exchange Commission at (800) SEC-0330 for the location of the nearest public reference room, or through the EDGAR system at WWW.SEC.GOV.

What types of expenses will the Company pay soliciting these proxies?

We will pay all the costs of soliciting these proxies. In addition to mailing proxy soliciting material, our directors, officers and employees also may solicit proxies in person, by telephone or by other electronic means of communications for which they will receive no compensation. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy material to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What are the deadlines for stockholder proposals and director nominations for next year’s annual meeting of stockholders?

The deadline for submitting a stockholder proposal for inclusion in our proxy statement and form of proxy for our 2006 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is March 22, 2007. Notice must be sent in writing to the Corporate Secretary at: EFJ, Inc., 1440 Corporate Drive, Irving, TX 75038.

Stockholders wishing to submit proposals or director nominations that are not to be included in the proxy statement for our 2006 annual meeting of stockholders must do so by no later than June 4, 2007. If a proposal is received after that date, our proxy for the 2006 Annual Meeting may confer discretionary authority to vote on such matter without any discussion of such matter in the proxy statement for the proxy statement for the 2006 Annual Meeting. Notice must be sent in writing to the Corporate Secretary at: EFJ, Inc., 1440 Corporate Drive, Irving, TX 75038.

How do I obtain an Annual Report on Form 10-K?

If you would like a copy of our Annual Report on Form 10-K for the year ended December 31, 2005, that we filed with the Securities and Exchange Commission, we will send you one without charge. The Annual Report on Form 10-K includes a list of exhibits filed with the Securities and Exchange Commission, but does not include the exhibits. If you wish to receive copies of exhibits we will send them to you. Expenses for copying and mailing any exhibits will be your responsibility.

Please write to:	EFJ, Inc.
1440 Corporate Drive
Irving, Texas 75038
Attention: Investor Relations

You can also get copies of our filings made with the SEC, including the Annual Report on Form 10-K, by visiting the SEC’s web site at www.sec.gov.

COMPANY PROPOSAL

Proposal One: Election of Two Class I Directors

Our Second Amended and Restated Certificate of Incorporation and Bylaws provide that our Board of Directors shall be divided into three classes as nearly equal in size as is practicable, designated as Class I, Class II and Class III directors, with each class serving staggered three-year terms. The term of office of our Class I directors expires at the Annual Meeting, the term of office of our Class II directors expires at the 2007 annual meeting of stockholders and the term of office of our Class III directors expires at the 2008 annual meeting of stockholders. Directors to replace those of a class whose terms expire at a given annual meeting are elected to hold office until the third succeeding annual meeting, and until their respective successors have been duly elected and qualified.

Board of Directors’ Nominees; Required Vote

The Board has nominated two directors for election at the Annual Meeting. Dr. Bersoff and Mr. Wade currently serve as our Class I directors. If you re-elect Dr. Bersoff and Mr. Wade, they will hold office until the annual meeting of stockholder in 2009, or until their successors have been elected or until they resign.

It is not expected that any of the nominees will be unable or will decline to serve as a director. If any nominee is unable or declines to serve as a director at the time of the annual meeting, your proxy will be voted for the nominee proposed by the present Board of Directors. If any director resigns, dies or is otherwise unable to serve out his or her term, or the Board increases the number of directors, the Board may fill the vacancy until the next annual meeting at which a director for the Class that the director has been appointed to will be elected.

NOMINEES

Class I Directors Nominees Name and Age	Principal Occupation and Business Experience

Edward H. Bersoff (63)	Dr. Bersoff has served as a director since June 1999. Dr. Bersoff is Vice-Chairman of Federal Services Acquisition Corporation (“Federal Services”), a publicly traded company listed on the Over the Counter Bulletin Board Exchange. Previously, Dr. Bersoff served as BTG’s President, Chief Executive Officer, and Chairman of the Board of Directors since the Company’s founding in 1982. BTG was subsequently acquired by the Titan Corporation. Dr. Bersoff also serves as a director of Fargo Electronics, Phillips International, Inc., ICF Consulting, MVM, Inc., New York University, Virginia Commonwealth University, the Inova Health System, and the Eugene and Agnes E. Meyer Foundation.

Winston J. Wade (67)	Mr. Wade has served as a director since July 1996. Effective February 1999, Mr. Wade retired as Chief Executive Officer and Chief Operating Officer of Binariang-Malaysia, a joint venture of MediaOne for which he served since January of 1997. From February to December 1996, he served as managing director of BPL U.S. West Cellular in India. From 1963 to 1996, he held various positions with Northwestern Bell, AT&T, and U.S. West Communications. Mr. Wade also serves as a director of UNIFI Mutual Holding Company.

RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”

THE ELECTION OF THE ABOVE NAMED NOMINEES.

INFORMATION ABOUT EFJ COMMON STOCK OWNERSHIP

Beneficial Stock Ownership of Certain Stockholders and Management

The following table sets forth certain information as of June 30, 2006 with respect to the beneficial ownership of our common stock with respect to (i) each person we know who beneficially owns five percent (5%) or more of our common stock, (ii) our directors, (iii) our Named Executive Officers that are employed by the Company, and (iv) our directors and executive officers as a group:

Name of Beneficial Owner	Amount and Nature Of Beneficial Ownership(1)	Percent of Class (2)

Wellington Management Company, LLP 75 State Street Boston, MA 02109	2,976,800 (3)	11.5%

Michael E. Jalbert	70,050 (4)	*
Thomas R. Thomsen	23,311 (5)	*
Winston J. Wade	13,311 (5)	*
Veronica A. Haggart	12,000 (5)	*
Michael B. Gamble	15,200 (4)	*
Ellen O’Hara	20,000 (4)	*
Edward H. Bersoff	21,000 (5)	*
Mark S. Newman	0	*
Jana Ahlfinger Bell	10,000 (4)	*
Andrew Massey	9,900 (4)	*
David A. Hart	0	*
All current executive officers and directors as a group (10 persons)	194,772 (6)	1.0%

*	Less than 1%

(1)	“Beneficial ownership” is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. So, for example, you “beneficially” own our common stock not only if you hold it directly, but also if you directly or indirectly through a relationship, a position as a director or trustee, or a contract or understanding have or share the power to vote the stock, to invest it, to sell it, or you currently have the right to acquire it within 60 days of June 30, 2006.

(2)	Shares of our common stock issuable upon exercise of stock options currently exercisable or exercisable within 60 days of June 30, 2006, are considered outstanding for computing the percentage of the person holding those options but are not considered outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power, if any, with respect to all shares of our common stock each beneficially owns.

(3)	Pursuant to a Form 13F dated March 31, 2006, Wellington Management Company, LLP has shared power to vote or direct to the vote of 2,976,800 shares of our common stock.

(4)	Consist solely of shares issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of June 30, 2006.

(5)	Includes 2,000 shares issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of June 30, 2006.

(6)	Includes 194,772 shares issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of June 30, 2006 and shares of performance-based restricted stock.

How many options are outstanding and how many shares are reserved for future issuance?

The following table summarizes our equity compensation plan information as of December 31, 2005. Information is included for both equity compensation plans approved by our stockholders and equity compensation plans not approved by our stockholders. We currently maintain two equity compensation plans, the 1996 Stock Incentive Plan and the 2005 Omnibus Incentive Plan. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the 1996 Stock Incentive Plan and 2005 Omnibus Incentive Plan as of December 31, 2005.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)(2)	1,267,767	$5.97	1,013,204 (3)
Equity compensation plans not approved by security holders	0	0	0
Total	1,276,767	$5.97	1,013,204

(1)	The 1996 Stock Incentive Plan and the 2005 Omnibus Incentive Plan are our only equity compensation plans and both plans were previously approved by our stockholders.

(2)	Under the 1996 Stock Incentive Plan and 2005 Omnibus Incentive Plan, the Compensation Committee may make various stock-based awards as described above. In addition, shares covered by outstanding awards may become available for new awards if, among other things, the outstanding awards are forfeited or otherwise are terminated before the awards vest and shares are issued.

Compensation Committee Interlocks and Insider Participation

Management compensation for 2005 was determined by the non-employee directors of the Company. None of these outside directors was at any time during 2005 or at any other time an officer or employee of the Company, and none of them had any relationship with the Company requiring disclosure under SEC rules.

Section 16(a) Beneficial Ownership Reporting Compliance.

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our directors, officers, and persons directly and indirectly the beneficial owners of more than 10% of any class of any of our equity securities (other than exempted securities) which are registered pursuant to Section 12 of the

Exchange Act, to file reports of ownership and changes in ownership with the SEC and to provide us with copies of the reports. To our knowledge, based solely on review of copies of such reports furnished to us and written representations that no other reports were required, we believe that for the fiscal year ended December 31, 2005, all Section 16(a) filing requirements applicable to our directors, executive officers and greater than 10% beneficial owners were complied with by such persons, excluding two Form 4 Reports that were filed late each for Messrs. Wade, Jalbert and Safavi, one Form 3 that was filed late for Mr. Gamble and one Form 3 for each of Ms. Bell and Ms. O’Hara which failed to include the complete number of options granted to such persons in connection with their employment with us. Mr. Safavi was formerly an officer of the company.

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

The Board of Directors

The Board oversees our business affairs and monitors the performance of management. The Board met eight (8) times during 2005. Each incumbent director attended at least 75% of the total number of Board and committee meetings, of which they were a member, held in 2005.

The Committees of the Board

The Board has an Executive Committee, an Audit Committee, a Compensation Committee, and a Governance and Nominating Committee.

Audit Committee

The Board of Directors has an Audit Committee, which is currently comprised of Dr. Bersoff, as Chairman, and Messrs. Newman, Thomsen and Wade. The Audit Committee’s primary purpose is to assist the Board of Directors’ oversight of (a) the integrity of our financial statements, (b) our compliance with legal and regulatory requirements, (c) the independent auditor’s qualifications and (d) the performance of our internal audit function and independent auditors. The Audit Committee has sole authority to appoint and terminate our independent auditors. To promote the independence of its audit, the Audit Committee consults separately and jointly with the independent auditors, the internal auditors and management. As required by the Nasdaq National Market (“NASDAQ”) and Securities and Exchange Commission (the “Commission”) rules regarding audit committees, the Board of Directors has reviewed the qualifications of its Audit Committee and has determined that each of the members of the Audit Committee is independent and do not have a relationship with us that might interfere with the exercise of their independence from us or our management, as independence is defined in the listing standards for the Nasdaq. Our Board of Directors has determined that Dr. Bersoff, Chairman of the Audit Committee, is an audit committee financial expert as described in Item 401(h) of Regulation S-K. The Audit Committee met eight (8) times during 2005. The Charter of the Audit Committee is available on our website at www.efji.com/committees.asp.

Compensation Committee

The Board of Directors has a Compensation Committee, which is currently comprised of Mr. Thomsen, as Chairman, and Ms. Haggart, Mr. Newman and Mr. Wade. The functions performed by the Compensation Committee include reviewing and establishing overall management compensation, administering our 1996 Stock Incentive Plan, our 2005 Omnibus Incentive and approving salary and bonus awards to our executive officers. Our Board of Directors has determined that each member of the Management and Compensation Committee is independent, as independence is defined in the listing standards for the NASDAQ. The Compensation Committee met six (6) times during 2005. The Charter of the Compensation Committee is available on our website at www.efji.com/committees.asp.

Executive Committee

The Executive Committee may exercise the powers of the Board, other than approving or proposing to stockholders action required to be approved by the stockholders, filling vacancies on the Board or any of its committees, amending the Certificate of Incorporation without stockholder approval, adopting, amending or repealing bylaws, or approving a plan merger not requiring stockholder approval. Messrs. Bersoff, Jalbert, Thomsen, and Wade serve as members of the Executive Committee. The Executive Committee did not meet in 2005.

Governance and Nominating Committee

The Board of Directors has a Governance and Nominating Committee, which is currently comprised of Ms. Haggart, as Chairperson, Dr. Bersoff and Mr. Wade. The Governance and Nominating Committee investigates and makes recommendations to the Board with respect to qualified candidates to be nominated for election to the Board and reviews and makes recommendations to the Board of Directors with regard to candidates for directors nominated by stockholders in accordance with our bylaws. The Governance and Nominating Committee will consider candidates for director who are properly nominated by stockholders. Any stockholder wishing to propose a nominee should submit a recommendation in writing to our Corporate Secretary at the principal executive office, indicating the nominee’s qualifications and other relevant biographical information, confirmation of the nominee’s consent to serve as a director, and all other information required by our bylaws for the nomination of director candidates. In selecting the nominee, the Governance and Nominating Committee will assess the candidates’ independence, character and acumen and will endeavor to collectively establish a number of areas of core competency of the Board, including business judgment, management, economics, accounting and finance, legal, marketing, industry and technology knowledge, international business and strategic vision. This committee also investigates and makes recommendations to the Board with regard to all matters of corporate governance, including the structure, operation and evaluation of the Board and its committees. Our Board of Directors has determined that each member of the Governance and Nominating Committee is independent, as independence is defined in the listing standards for the NASDAQ. The Governance and Nominating Committee met four (4) times in 2005. The Charter of the Governance and Nominating Committee is available on our website at www.efji.com/committee.

Executive Sessions of the Board of Directors.

The Company’s Independent Directors meet regularly in executive sessions following each regularly scheduled meeting of the Board of Directors. Mr. Wade acted as Chairman of the executive sessions. Independent Directors include all Directors who are independent as determined by the Board of Directors. The Independent Directors presently consist of all current Directors except Mr. Jalbert.

Independence of Directors

NASDAQ requires that a majority of the Board of Directors be “independent” directors as defined in NASDAQ Rule 4200. The Company reviewed the independence of the Directors and considered any transaction between each director or any member of his or her family and the Company. As a result of this review, the Board of Directors has determined that each member of the Board of Directors is independent under the NASDAQ definition of “independence” for the Board except for Mr. Jalbert, who is not considered independent because of his employment with the Company.

Directors

The following are the biographies of our current directors except for the Nominee Directors. The biography of Dr. Bersoff and Mr. Wade is included on page 4 under “Elect Two Directors.”

Class II Directors.    Class II Directors terms expire in 2007.

Name and Age	Principal Occupation and Business Experience

Veronica A. Haggart (56)	Ms. Haggart has served as a director since June 2003. Ms. Haggart heads her own consulting firm. Previously, from April 2002 to November 2003, Ms. Haggart was the Vice President, Strategic Relations for XtremeSpectrum. Xtremespectrum was subsequently acquired by Motorola Semiconductors. Prior to Xtremespectrum, from October 1984 to May 2001, Ms. Haggart was employed by Motorola, Inc. holding various positions including Corporate Vice President and Director of Motorola Ventures, Eastern Region and Corporate Vice President and Director of Government Relations globally. Currently, Ms. Haggart serves as a director of the University of Nebraska Foundation.

Thomas R. Thomsen (70)	Mr. Thomsen has served as a director of EFJ since July 1995. Between August 1995 and November 1999, he served as Chairman of the Board of Directors and Chief Executive Officer of Lithium Technology Corporation (“LTC”), a public company that manufactures rechargeable batteries. Mr. Thomsen had served as a director of LTC since February 1995. In January 1990, Mr. Thomsen retired as President of AT&T Technologies, after holding numerous senior management positions including director of Sandia Labs, Western Electric (Lucent Technologies), AT&T Credit Corp. and Oliveti Inc. Mr. Thomsen currently serves as a director of PECO II, Inc. and on the Executive Committee of the University of Nebraska Technology Park.

Class III Directors.    Class III Directors terms expire in 2008.

Name and Age	Principal Occupation and Business Experience

Michael E. Jalbert (61)	Mr. Jalbert was appointed President, Chief Executive Officer and Director on March 1, 1999 and was elected Chairman of the Board on March 25, 1999. Prior to joining us, Mr. Jalbert served as President and Chief Executive Officer of Microdyne Corp., a Nasdaq listed company, from March 1997 to February 1999. From 1995 to 1997, Mr. Jalbert served as President and Chief Executive Officer of IDB Communications. From 1992 to 1995, Mr. Jalbert was President of the CSD division of Diversey Corporation. Mr. Jalbert joined the Diversey Corporation from West Chemical Corporation, where he was President and Chief Operating Officer from 1987 to 1992.

Mark S. Newman (56)	Mr. Newman was appointed by the Board of Directors to fill a vacancy in 2005. Since August 1995, Mr. Newman has been the Chairman, President and Chief Executive Officer of DRS Technologies, Inc. (“DRS”). Mr. Newman is a director of Congoleum Corporation, DRS, and Refac Optical Group. He is a director of Business Executives for National Security, New Jersey Technology Council and is a member of the Board of Governors of the Aerospace Industries Association.

How do we compensate our Directors?

We paid our non-employee directors a fee of:

Board of Directors’ Quarterly Retainer	$7,500

Audit Committee Quarterly Retainer	$1,750

Audit Committee Chairperson Quarterly Retainer	$1,250

Non-Audit Committee Quarterly Retainer	$1,250

Non-Audit Committee Chairperson Quarterly Retainer	$750

Stock Options	Each current non-employee director receives an option to purchase 10,000 shares of EFJ stock annually on the day after the Annual Meeting of Stockholders at the market value of the stock on that date, pursuant to the 1996 Stock Incentive Plan. Option terms would be same as for current employees.

Performance Based Restricted Stock	EFJ awarded each current non-employee director a performance-based restricted stock grant of 10,000 shares of EFJ Common Stock pursuant to EFJ’s 2005 Omnibus Incentive Plan. In the event the performance-based metrics are not achieved, the shares will be forfeited by the reporting person.

1999 Non-Employee Director Stock Purchase Plan	Each Eligible Non-Employee Director may elect to receive EFJ, Inc. common stock in lieu of cash board compensation, under the 1999 Non-Employee Director Stock Purchase Plan. The amount of common stock is determined upon the means the average of the closing price of a share of Common Stock during the last 10 trading days preceding the last business day of the Quarter.

Expenses and Benefits.    We reimburse all directors for out-of-pocket and travel expenses incurred in attending Board meetings.

Certain Relationships and Related Transactions

In June of 2006, EFJohnson, a wholly-owned subsidiary of the Company, entered into an agreement with DRS Technical and Management Services Corp. (“TAMSCO”). TAMSCO is a subsidiary of DRS Technologies, Inc. (“DRS”). Since August 1995, Mr. Newman has been the Chairman, President and Chief Executive Officer of DRS. Mr. Newman was appointed a director of EFJ in 2005. Under the terms of the agreement, TAMSCO will acquire approximately $8,147,335.00 of products from EFJohnson. It is anticipated that the revenue from such sale shall be recognized in the third and fourth quarters of 2006. The terms of the transaction between TAMSCO and EFJohnson were negotiated on an arms length basis. The purchase price of the products acquired from EFJohnson is at fair market value. We have been informed that Mr. Newman was unaware of the transaction between TAMSCO and EFJohnson prior to its execution.

How does the Board select nominees for the Board?

The Governance and Nominating Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and stockholders. A stockholder who wishes to recommend a prospective nominee for the Board should notify the Company’s Corporate Secretary or any member of the Governance and Nominating Committee in writing with whatever supporting material the stockholder considers appropriate.

Once the Governance and Nominating Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct an evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others.

The Committee considers such relevant factors, as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

How do stockholders communicate with the Board?

Stockholders and other parties interested in communicating directly with the Governance and Nominating Chairperson or with the non-management directors as a group may do so by writing to Governance and Nominating Chairperson, EFJ, Inc., 1440 Corporate Drive, Irving, TX 75038. Concerns relating to accounting, internal controls or auditing matters are handled in accordance with procedures established by the Audit Committee with respect to such matters.

Do we have a Code of Ethics?

The Company has a Code of Business Conduct and Ethics, which is applicable to all employees of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer. The Code of Business Conduct and Ethics is available on the Company’s website (www.efji.com). The Company intends to post amendments to or waivers from its Code of Business Conduct and Ethics (to the extent applicable to the Company’s chief executive officer, principal financial officer or principal accounting officer) at this location on its website.

Do our Directors attend annual meetings of stockholders?

All of the directors are expected to attend the Annual Meeting of Stockholders. In 2005, all directors attended the 2005 Annual Meeting of Stockholders.

Non-Director Executive Officers

Below is a list of our executive officers who are not members of the board of directors.

Name and Age	Principal Occupation and Business Experience

Jana A. Bell (42)	Ms. Bell was appointed Chief Financial Officer effective March 2005. Prior to joining us, Ms. Bell served as president and CEO of Simple Products Inc., from January 2003 until February 2005. Ms. Bell served as Chief Executive Officer, President and a director of @TRACK Communications, Inc., a Nasdaq listed company, from September of 1998 until September of 2002. From June of 1998 until September of 1998 Ms. Bell served as Executive Vice President and Chief Financial Officer of @TRACK. From March 1992 to June 1998, Ms. Bell was employed in a variety of capacities by AT&T Wireless Services and by its predecessors, including serving as Vice President and Chief Financial Officer for the Southwest region. Ms. Bell practiced public accounting for Ernst & Young LLP, last serving as an audit manager and is a certified public accountant.

Robert C. Donohoo (44)	Mr. Donohoo was appointed Senior Vice President and General Counsel effective July 10, 2006. Prior to joining us, Mr. Donohoo served as Senior Vice President and General Counsel of i2 Technologies, Inc. from August 2002 until June 2006. From September 1996 until August 2002, Mr. Donohoo served as Corporate Counsel for i2. Prior to joining i2, Mr. Donohoo was an associate at Shannon, Gracey, Ratliff & Miller, L.L.P. in Fort Worth, Texas.

Michael B. Gamble (61)	Mr. Gamble was appointed Vice President of Administration in July 2004. Mr. Gamble’s responsibility areas include Human Resources, Information Technology, and the company’s various facilities. From February 2000 to July 2004, Mr. Gamble was the General Manager of Warrenton Copper LLC in Warrenton, Missouri.

Ellen O. O’Hara (56)	Ms. O’Hara was appointed President of EFJohnson Company in January 2005. Prior to joining EFJohnson, Mr. O’Hara was employed by Motorola since April 1992. At Motorola she held senior level management positions including Vice President and General Manager, Radio Products Division and vice president and director of Subscriber Operations, Radio Network Solutions Group. Prior to joining Motorola, Ms. O’Hara worked for General Electric and Ericsson/GE in business development, operations and product management.

David A. Hart (44)	Mr. Hart was appointed Corporate Controller in October 2005 and, in addition, Vice President in May 2006. From July 2000 to September 2005, Mr. Hart served as Controller of Inet Technologies, Inc., which was acquired by Tektronix, Inc. in September 2004. Previously, Mr. Hart served as Assistant Controller of NCH Corporation from May 1994 to July 2000 and served in several financial management roles with Nortel Networks from November 1987 through May 1994. Mr. Hart practiced public accounting with Grant Thornton LLP and KPMG Peat Marwick and is a Certified Public Accountant.

How do we compensate our Named Executive Officers?

The following table sets forth certain summary information concerning compensation paid to our Chief Executive Officer and each of the four other most highly compensated officers (determined as of the end of the last fiscal year) whose annual salary and bonus compensation exceeded $100,000 during 2005, and to one former executive officer who also met that threshold during 2005 (the “Named Executive Officers”), for each of the fiscal years ended December 31, 2005, 2004 and 2003 (or for such shorter period that we employed the individual).

Summary Compensation Table

	Annual Compensation				Long-Term Compensation Award
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation (1)	Restricted Stock Award (2)	Securities Underlying Options	All Other Compensation (3)

Michael E. Jalbert President, Chairman and Chief Executive Officer	2005 2004 2003	$370,000 325,000 310,000	$370,000 325,000 310,000	$148,361(4) 14,350(5) 14,136(5)	$1,179,600(2) — —	50,000 125,000 50,000	$9,645 9,375 29,140
Jana Ahlfinger Bell Chief Financial Officer (6)	2005 2004 2003	184,962 — —	77,000 — —	— — —	— — —	100,000 — —	— — —
Michael B. Gamble VP, Administration (7)	2005 2004 2003	140,000 18,846 —	49,000 8,200 —	50,000(4) — —	— — —	1,000 75,000 —	323 — —
R. Andrew Massey VP, General Counsel (8)	2005 2004 2003	134,000 96,469 82,920	40,200 29,460 24,960	37,993(4) — —	— — —	2,000 5,750 25,000	2,347 680 1606
Ellen O’Hara President, E.F. Johnson Company (9)	2005 2004 2003	234,000 — —	99,600 — —	100,000(4) — —	— — —	200,000 — —	— — —
Massoud Safavi Chief Financial Officer (10)	2005 2004 2003	218,360 220,847 211,192	— 125,000 101,500	9,300(5) 10,204(5) 10,143(5)	— — —	— 50,000 25,000	— 4,400 4,752

(1)	The column “Other Annual Compensation” does not includes allowances for perquisites associated with providing tax services and club memberships. The value of executive perquisites did not exceed the lesser of $50,000 or 10% of the compensation reported in the table for the Named Executive Officers.

(2)	The amounts shown in this column reflect the dollar value based on the closing price at grant of performance-based restricted stock granted to the named executive officer in fiscal 2005. The Compensation Committee granted 120,000 shares of performance-based restricted stock to Mr. Jalbert on November 15, 2005. On December 31, 2005, the aggregate value of these shares was $1,218,000. The restricted stock will vest upon the achievement of performance based criteria.

(3)	All amounts shown represent the 401K plan matching contributions, except for Mr. Jalbert’s listed amounts, which represent plan matching contributions of $4,750, $4,400 and $4,400 in 2005, 2004, and 2003, respectively, and life insurance policy expenses of $4,895, $4,975 and $24,340 in 2005, 2004, and 2003, respectively.

(4)	Represents a moving allowance.

(5)	Represents a car allowance.

(6)	Ms. Bell was named Chief Financial Officer in March 2005.

(7)	Mr. Gamble was named Vice President, Administration in July 2004.

(8)	Mr. Massey resigned as General Counsel on June 30, 2006.

(9)	Ms. O’Hara was named President, EFJohnson in January 2005.

(10)	Mr. Safavi resigned as Chief Financial Officer in March 2005.

The following table sets forth information concerning stock options granted to the Named Executive Officers during 2005.

Option Grants in Last Fiscal Year

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in 2005	Exercise Price	Expiration Date	5%	10%
Michael E. Jalbert	50,000 (2)	10%	$8.49	2/15/2015	$266,966	$676,544
Jana Ahlfinger Bell	100,000 (2)	20%	$9.10	2/1/2015	572,294	1,450,306
Michael B. Gamble	1,000 (2)	0.20%	$8.79	1/14/2015	5,528	14,009
R. Andrew Massey	2,000 (2)	0.40%	$8.79	1/14/2015	11,056	28,018
Ellen O’Hara	200,000 (2)	40%	$9.10	2/1/2015	1,144,588	2,900,611
Massoud Safavi	—	—	—	—	—	—
David A. Hart	10,000	2%	$10.54	10/4/2015	57,294	145,030

(1)	The amounts shown are hypothetical gains based on the indicated assumed rates of appreciation of our common stock, compounded annually over a ten year period, and assuming that the closing price was the market value of our common stock on the date of grant. The actual value (if any) that an executive officer receives from a stock option will depend upon the amount by which the market price of our common stock exceeds the exercise price of the option on the date of exercise. We cannot assure that our common stock will appreciate at any particular rate or at all in future years.

(2)	These options are exercisable when vested and vest as follows: 20% of such options shall vest on the first anniversary of the date the option was granted, and an additional 20% shall vest on each anniversary thereof until fully vested.

The following table sets forth the information concerning options exercised during 2005 and number and value of the stock options held by the Named Executive Officers at December 31, 2005.

Fiscal Year-End Option Value Table

			Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-The-Money Options at Fiscal Year-End(1)
Name	Shares Acquired On Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Michael E. Jalbert	230,800	$1,930,377	75,000	200,000	$534,450	$835,800
Jana Ahlfinger Bell	—	—	—	100,000	—	105,000
Michael B. Gamble	—	—	15,000	61,000	45,000	181,380
R. Andrew Massey	18,600	179,490	1,150	24,000	3,910	167,954
Ellen O’Hara	—	—	—	200,000	—	210,000
Massoud Safavi	76,925	645,418	37,995	67,000	288,472	364,430
David A. Hart	—	—	—	10,000	—	—

(1)	Solely for purposes of this table, the fair market value per share of our common stock is assumed to be $10.15, the closing price of our common stock as reported on the Nasdaq National Market on December 31, 2005.

Employment Agreements, Termination of Employment and Change of Control Arrangements

Michael E. Jalbert

On October 15, 2002, we entered into an Employment Agreement (the “Jalbert Agreement”) with Michael E. Jalbert, our Chairman of the Board, President and Chief Executive Officer, for a term beginning on October 15, 2002 and ending October 14, 2004. The Jalbert Agreement shall automatically be renewed for two consecutive two-year periods, unless otherwise terminated. By its terms, the Jalbert Agreement was renewed for an additional two-year term ending October 16, 2006. The Jalbert Agreement sets forth a yearly base salary of $310,000 subject to annual adjustments approved by the Board. The agreement provides for certain benefits to Mr. Jalbert, including paid vacation time, participation in our qualified profit sharing plans, and employee group and disability insurance. Additionally, if Mr. Jalbert is still employed by us on October 14, 2008, Mr. Jalbert’s employment will terminate and he will be eligible for certain retirement benefits including employee group and disability insurance, office space and administrative support.

In the event of termination of the Jalbert Agreement after a change in control, as defined in such agreement, then the following shall apply: (1) all of Mr. Jalbert’s unvested options shall vest immediately; (2) we shall pay Mr. Jalbert a lump sum severance payment equal to three years of base salary and will consider providing a transaction bonus; and (3) Mr. Jalbert will continue to receive all benefits for one year after termination. A change in control is defined in the agreement as a change in the ownership of EFJ, or a sale, assignment or transfer of all or substantially all of its assets which results in a forced change in the majority of the Board. The Jalbert Agreement provided for Mr. Jalbert to enter concurrently into a separate Confidentiality and Non-Compete Agreement, effective during the term of the Jalbert Agreement.

Ellen O’Hara

On January 6, 2005, we entered into an Employment Agreement (the “O’Hara Agreement”) with Ellen O. O’Hara, the President of E.F. Johnson Company. The O’Hara Agreement sets forth a yearly base salary of $260,000. The agreement provides for certain benefits to Ms. O’Hara, including paid vacation time, relocation reimbursement, participation in our qualified profit sharing plans, and employee group and disability insurance. Additionally, Ms. O’Hara is eligible to participate in our Management Incentive Program, whereby, Ms. O’Hara may earn a maximum of 50% of her base salary, upon the Company meeting certain annual performance targets.

In the event of termination of the O’Hara Agreement after a change in control, as defined in such agreement, then the following shall apply: (1) all of Ms. O’Hara’s unvested options shall vest immediately; (2) we shall pay Ms. O’Hara a lump sum severance payment equal to two years of base salary and will consider providing a transaction bonus; and (3) Ms. O’Hara will continue to receive all benefits for two years after termination. A change in control is defined in the agreement as a change in the ownership of EFJ or a sale, assignment or transfer of all or substantially all of its assets. The O’Hara Agreement also contains confidentiality and non-compete obligations.

Jana Ahlfinger Bell

On February 1, 2005, we entered into an Employment Agreement (the “Bell Agreement”) with Jana Ahlfinger Bell. Ms. Bell was hired as the Company’s Vice President of Special Projects. On March 15, 2005, the Company appointed Ms. Bell as the Company’s Chief Financial Officer. The Bell Agreement sets forth a yearly base salary of $210,000. The agreement provides for certain benefits to Ms. Bell, including paid vacation time, participation in our qualified profit sharing plans, and employee group and disability insurance. Additionally, Ms. Bell is eligible to participate in the Company’s Management Incentive Program, whereby, Ms. Bell may earn a maximum of 40% of her base salary, upon the Company meeting certain annual performance targets.

In the event of termination of the Bell Agreement after a change in control, as defined in such agreement, then the following shall apply: (1) all of Ms. Bell’s unvested options shall vest immediately; and (2) we shall pay Ms. Bell a lump sum severance payment equal to one year of base salary. A change in control is defined in the agreement as a change in the ownership of EFJ or a sale, assignment or transfer of all or substantially all of its assets. The Bell Agreement also contains confidentiality and non-compete obligations.

Massoud Safavi

On March 18, 2005, we entered into an agreement with Massoud Safavi whereby Mr. Safavi was appointed as the Company’s Senior Vice President of Business Development (“March Agreement”). Pursuant to the terms of the March Agreement, Mr. Safavi resigned as an officer of the Company and as the Company’s Chief Financial Officer. We provided assurances to Mr. Safavi that he would have continued employment with the Company for a period of twelve (12) months. The March Agreement superseded all other employment agreements or arrangements between Mr. Safavi and Company. This agreement has now expired.

Robert C. Donohoo

On June 2, 2006, we entered into an Employment Agreement (the “Donohoo Agreement”) with Robert C. Donohoo. Mr. Donohoo was hired as the Company’s Senior Vice President and General Counsel. The Donohoo Agreement sets forth a yearly base salary of $200,000. The agreement provides for certain benefits to Mr. Donohoo, including paid vacation time, participation in our qualified profit sharing plans, and employee group and disability insurance. Additionally, Mr. Donohoo is eligible to participate in the Company’s Management Incentive Program, whereby, Mr. Donohoo may earn a maximum of 50% of his base salary, upon the Company meeting certain annual performance targets.

In the event of termination of the Donohoo Agreement after a change in control, as defined in such agreement, then the following shall apply: (1) all of Mr. Donohoo’s unvested options shall vest immediately; and (2) we shall pay Mr. Donohoo a lump sum severance payment equal to one year of base salary. A change in control is defined in the agreement as a change in the ownership of EFJ or a sale, assignment or transfer of all or substantially all of its assets. The Donohoo Agreement also contains confidentiality and non-compete obligations.

INDEPENDENT PUBLIC ACCOUNTANTS

Selection of Independent Public Accountants

The Audit Committee has selected Grant Thornton to serve as the independent auditor of EFJ for the fiscal year ended December 31, 2005. A representative of Grant Thornton is expected to be present at the annual meeting, will have an opportunity to make a statement if so desired, and will be available to respond to appropriate questions.

Fees

The Audit Committee selected and approved Grant Thornton to serve as the Company’s independent auditor for the fiscal years ended December 31, 2005, 2004 and 2003. A representative of Grant Thornton meets with the Audit Committee on a quarterly basis, prior to issuance of the quarterly and annual reports on Form 10-Q and 10-K, respectively. All non-audit services provided to the Company by Grant Thornton are properly approved by the Audit Committee in accordance with paragraph (c)(7)(i) of Rule 2-01 of Regulation S-X of the Securities and Exchange Act. The total amount of such non-audit services in 2004 and 2005 not pre-approved by the Audit Committee amounted to less than 5% of the total services provided by Grant Thornton in each of the respective years.

During 2005 and 2004, the Company retained its independent auditor, Grant Thornton, to provide services in the following categories and amounts:

Description of Service	2005	2004
Audit Fees (1)	$697,591	$387,045
Audit-Related Fees (2)	15,838	14,000
Tax Fees (3)	5,175	39,250
All Other Fees (4)	22,979	0

(1)    Audit Fees.    Amounts include fees for professional services rendered by the Company’s principal accountant for the audit of the Company’s annual financial statements, including services rendered in connection with reporting on internal controls in accordance with Sarbanes-Oxley Act Section 404, review of the financial statements included in the Company’s quarterly reports on Form 10-Q and services performed in regards to the Company’s previous offering of 6,000,000 shares of our common stock.

(2)    Audit-Related Fees.    Amounts relate, respectively, to consultations regarding assistance with SEC compliance matters and the audit of the Company’s 401-k Plan.

(3)    Tax Fees.    Amounts include professional services rendered for income tax compliance, advice, planning, return preparation and other tax-related matters.

(4)    All Other Fees.    Amounts include professional services rendered related to a third-party request for verification of management representations.

In regards to the principal accountant’s audit of the Company’s financial statements for the years ended December 31, 2005 and 2004, all work was performed by persons who are full-time, permanent employees of the principal accountant.

The Audit Committee pre-approves the engagement of the auditor to audit the Company’s and its subsidiary’s financial statements and all services related to all audit, review and attest reports performed by the independent auditor. In addition, the Audit Committee pre-approves all other permissible non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor. The Committee has considered whether the provision of information technology services, if any and other non-audit services are compatible with maintaining the independence of EFJ’s principal accountant.

Audit Committee Report

The Audit Committee reports to the Board and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and the audit process of EFJ.

The Audit Committee operates pursuant to a written charter first adopted by the Board on January 25, 2000, and subsequently amended in 2002 and 2003.

Pursuant to the Charter, the Audit Committee has the following responsibilities:

•	To monitor the preparation of quarterly and annual financial reports;

•	To review the adequacy of internal control systems and financial reporting procedures with management and independent auditors; and

•	To review the general scope of the annual audit and the fees charged by the independent auditors.

A copy of the audit committee charter was included as an appendix to our proxy statement for our 2004 annual meeting.

In discharging its oversight responsibility the Audit Committee has met and held discussions with management and Grant Thornton, the independent auditors for EFJ. Management represented to the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

The Audit Committee also obtained from the independent auditors a formal written statement describing all relationships between us and the auditors that bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee. The Audit Committee discussed with the independent auditors any relationships that may impact on the firm’s objectivity and independence and satisfied itself as to the auditors’ independence.

Based on these discussions and reviews, the Audit Committee recommended that the Board approve the inclusion of EFJ’s audited financial statements in EFJ’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

Management is responsible for EFJ’s financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. EFJ’s independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We are not employees of EFJ and we may not be, and we may not represent ourselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on EFJ’s financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors do not assure that EFJ’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of our Company’s financial statement has been carried out in accordance with generally accepted auditing standards or that our Company’s independent accountants are in fact “independent.”

Respectfully submitted by the members of the Board’s Audit Committee:

Edward H. Bersoff, Chairman

Mark S. Newman

Thomas R. Thomsen

Winston J. Wade

Date: June 15, 2006

Compensation Committee Report

On Executive Compensation

The Compensation Committee of the Board is composed of four directors who are not EFJ employees. The Compensation Committee establishes EFJ’s overall compensation and employee benefits and the specific compensation of our executive officers. The fundamental objectives of the Company’s executive compensation policies are to ensure that executives are provided incentives and compensated in a way that advances both the short- and long-term interests of stockholders while also ensuring that the Company is able to attract and retain executive management talent.

The Company approaches this objective through three key components:

1.	A base salary;

2.	A performance-based annual bonus, which may be paid in cash, stock units, shares of stock or a combination of these; and

3.	Grants of long-term stock-based compensation, such as stock options, restricted stock units and/or restricted stock subject to performance-based and/or time-based vesting requirements.

In making compensation decisions with respect to each of these components, the Committee considers the competitive market for executives and compensation levels provided by comparable companies. The Committee regularly reviews the compensation practices at companies with whom it competes for talent including businesses engaged in technologies and markets similar to those of the Company, specifically wireless communications and information security, as well as businesses with a scope and complexity similar to that of the Company, primarily small, publicly held corporations.

Certain of our executive officers, including our current Chief Executive Officer, Michael E. Jalbert, have written, employment agreements with us (see “Employment Agreements, Termination of Employment and Change of Control Arrangements” on pages 15 and 16 above). The Compensation Committee determines the levels of compensation granted in such employment agreements, and the levels of compensation granted to other executive officers from time to time based on factors that the Compensation Committee considers appropriate. As indicated below, our overall financial performance is a key factor the Compensation Committee considers in setting compensation levels for executive officers.

The Compensation Committee determines annual compensation levels for executive officers, including the Chief Executive Officer, and compensation levels which may be implemented from time to time based primarily on its review and analysis of the following factors: (1) the responsibilities of the position, (2) the performance of the individual in the achievement of defined goals, (3) our overall financial performance (including revenue and profitability growth, levels of general and administrative expense and budget variances) for the previous year and the contributions to such performance measures by the individual or his or her department, (4) the officer’s total compensation during the previous year, (5) compensation levels that comparable companies in similar industries (wireless communications and information security) pay, (6) the officer’s length of service with us, and (7) the officer’s effectiveness in dealing with external and internal audiences. In addition, the Compensation Committee receives the recommendations of the Chief Executive Officer with respect to the compensation of other executive officers, which the Compensation Committee reviews in light of the above factors. The Compensation Committee believes, based on a review of relevant compensation surveys, that the base compensation of the executive officers is competitive with companies of similar size and with comparable operating results in similar industries. EFJ paid an aggregate of $635,800 in bonuses to our Named Executive Officers, including the chief executive officer for their performance in 2005.

Base salaries

Among the executives whose compensation is reported in the Summary Compensation Table, all but Mr. Gamble and Mr. Massey were or are employed pursuant to agreements described under “Employment Agreements” below. Their salaries are shown in the “Salary” column of the Summary Compensation Table.

At the beginning of fiscal 2005, the Committee established performance goals for fiscal 2005 bonuses primarily based on corporate revenue and profit. The Committee has also established goals using the same measures for fiscal 2006. In setting these measures and determining the extent to which they were satisfied, the Committee excluded the impact of items (such as impairment of or gain or loss on sales of assets acquired in earlier periods) that it believed were not driven by the current performance of Company executives.

After the end of the fiscal year, the Committee determined that the performance targets for the fiscal year had been met. Bonuses were awarded based on the formula provided for in the bonus plan described above. As a result of these determinations, the Committee awarded the bonus amounts set forth in the Summary Compensation Table.

Long-term incentive compensation

Upon the stockholder approval of 2005 Omnibus Incentive, the Committee approved a new approach to long-term incentive compensation as a complement to the Company’s annual bonus compensation policies. The approach took into account evolving practices at other public corporations, as well as the Company’s own critical objective of further enhancing linkages between employee performance and the creation of stockholder value. Key elements of the redesigned policy include:

•	introducing performance requirements for the vesting of some long-term incentive grants;

•	shortening the life of stock option grants from ten to seven years; and

•	changing the vesting schedule for future stock option grants from 20% vesting over five year to 25% vesting over four years.

Mix of restricted stock units and stock options.    The Committee is currently modifying the Company’s long-term incentive compensation to shift towards a combination of restricted stock grants and option awards. The Committee may in the future make additional adjustments to award types or approve different award types, such as restricted stock units, as part of the overall long-term incentive award.

Vesting of restricted stock units.    Restricted stock awards granted as long-term incentive compensation to the Company’s Chief Executive Officer has a vesting date on or about the third anniversary dates of the grant date. All of the total award is scheduled to vest on the vesting date, subject to a meeting performance-based vesting requirement; namely, that revenue and earnings before interest, taxes, depreciation, and amortization (EBITDA) objectives. If the performance test is not met on the scheduled vesting date, the restricted stock grant shall terminate. The vesting of all restricted stock covered by the grant is subject to performance-based vesting requirements that are established to satisfy the requirements for qualified performance-based compensation under Section 162(m).

Stock options.    Generally, the long-term incentive program calls for stock options to be granted with exercise prices equal to the market price of the Company’s stock on the date of grant and to vest ratably over four years. The Committee will not grant stock options with exercise prices below the market price of the Company’s stock on the date of grant.

Corporate Tax Deduction on Compensation in Excess of $1 Million a Year.    Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), generally limits to $1 million the deductibility of compensation paid by a public company to any employee who on the last day of the year is the CEO or one of the four other most highly compensated officers. Compensation may qualify for an exemption from the deduction limit if it satisfies certain conditions under Section 162(m). The Committee considers the impact of this rule when developing and implementing EFJ’s executive compensation programs. EFJ believes that it is important to preserve flexibility in administering compensation programs. Accordingly, EFJ has not adopted a policy that all compensation must qualify as deductible under Section 162(m), and amounts paid under any of EFJ’s compensation programs may be determined not to so qualify.

The Compensation Committee of the Board of Directors:

Thomas R. Thomsen, Chairman

Mark S. Newman

Veronica A. Haggart

Winston J. Wade

Dated: June 15, 2006

Performance Graph

The graph below compares the quarterly cumulative return to stockholders (stock price appreciation plus reinvested dividends) for EFJ common stock with the comparable return of two indexes: the Nasdaq Stock Market (U.S.) and the Nasdaq Electronic Components Index. Points on the graph represent the performance between January 1, 2001 and December 31, 2005.

	Cumulative Total Return
	12/00	12/01	12/02	12/03	12/04	12/05
EFJ, INC.	100.00	216.67	520.83	2458.33	4062.50	4229.17
NASDAQ Stock Market (U.S.)	100.00	79.53	56.34	83.81	91.33	93.30
NASDAQ Electronic Components	100.00	86.02	41.97	82.46	64.71	68.19

No Incorporation by Reference of certain portions of this proxy statement

Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings made by us under those statutes, neither the preceding Stock Performance Graph, the Audit Committee Report nor the Compensation Committee Report is to be incorporated by reference into any such prior filings, nor is such graph or report to be incorporated by reference into any future filings made by us under those statutes.

PROXY

DATE:	Friday, August 25, 2006
TIME:	10:00 a.m.
PLACE:	The Tower Club
8000 Tower Crescent Drive
Vienna, VA 22182

EFJ, INC.

PROXY SOLICITED BY BOARD OF DIRECTORS

Tom Thomsen and Veronica Haggart, and each of them, with full power of substitution, are hereby appointed proxy to vote all the stock of EFJ, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders on August 25, 2006, and at any adjournments thereof, to be held at The Tower Club located at 8000 Tower Crescent Drive, Vienna VA 22182, as follows:

The Board of Directors recommends that you vote “FOR” Elect Two Directors.

PROPOSAL ONE: ELECT TWO DIRECTORS

☐ FOR the Nominees listed below (except as indicated below)	☐ WITHHOLD AUTHORITY to vote for Nominees listed below

Edward H. Bersoff

Winston J. Wade

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF INCLUDING PROCEDURAL AND OTHER MATTERS RELATING TO THE CONDUCT OF THE MEETING.

Please sign exactly as name appears hereon.

Dated: , 2006

When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please indicate as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE DATE, SIGN AND RETURN THIS CARD IN THE ENCLOSED ENVELOPE.